Exhibit 14(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                                   ----------

We consent to the incorporation by reference in this Registration Statement of Northstar High Yield Fund on Form N-14 of our report dated February 12, 1998, on our audit of the financial statements and financial highlights of the Northstar Funds, which report is included in the Annual Report to Shareholders for the year ended December 31, 1997, which is also incorporated by reference in this Registration Statement.

We also consent to the reference to our firm under the caption "Financial Statements" in the Proxy Statement/Prospectus.

                                                      PricewaterhouseCoopers LLP

New York, New York
August 28, 1998